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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 3, 1997

                       CAPITAL INVESTMENT OF HAWAII, INC.
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             (Exact name of registrant as specified in its charter)

     Hawaii                          0-4179                   99-0065664
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(State or other jurisdiction      (Commission              (I.R.S. Employer
    of incorporation)             File Number)            Identification No.)


Suite 1700, Makai Tower, 733 Bishop Street, Honolulu, Hawaii     96813
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code   (808) 537-3981

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Item 5. Other Events.

     The Registrant has entered into an Asset Purchase Agreement, pursuant to which the Registrant's wholly-owned subsidiary, Latipac Fine Foods, Inc., a Hawaii corporation, dba Bakery Europa (the "Seller"), will sell its assets to Global Operations Pacific, Inc., a Hawaii corporation (the "Purchaser"). The assets to be sold include all inventory, prepaid expenses, deposits, furniture, fixtures, machinery, equipment, and leasehold improvements. In consideration of the acquisition of the assets, the Purchaser is assuming specified liabilities of the Seller, which include, but are not limited to, approximately $635,575 in accounts payable, insurance payable, and accrued expenses of the Seller. Closing is scheduled for December 27, 1997, but is subject to the satisfaction of certain conditions, which may or may not occur.

     Dennis Dolim currently is a director, president and general manager of the Seller; his positions with the Seller will terminate as of the closing of the transaction. Mr. Dolim is sole director and officer of the Purchaser.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CAPITAL INVESTMENT OF HAWAII, INC.
                                             (Registrant)


Date: November 3, 1997             By:  /s/ STUART T.K. HO
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                                        Stuart T.K. Ho, Chairman of the Board,
                                        President and Director